Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Turning Point Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share, 2019 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,983,306(2)	$30.63(3)	$60,748,662.78(3)	0.0000927	$5,631.40

Total Offering Amounts					$60,748,662.78		$5,631.40

Total Fee Offsets							—

Net Fee Due							$5,631.40

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the Turning Point Therapeutics, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 Plan on January 1, 2022 pursuant to an “evergreen” provision contained in the 2019 Plan. Pursuant to such provision, on January 1st of each year and ending on (and including) January 1, 2029, the number of shares authorized for issuance under the 2019 Plan is automatically increased by an amount equal to the lesser of: (a) 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year and (b) such lesser number of shares of Common Stock as the Registrant’s Board of Directors may designate prior to the applicable January 1st.

(3)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per unit and maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock on February 25, 2022, as reported on The Nasdaq Global Select Market.